EXHIBIT 25.1


                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willem P.
Roelandts and Gordon M. Steel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934 this Report on Form 10-K has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

       Signature                   Title                Date


/s/  Bernard V. Vonderschmitt    Chairman of        June 20, 1996
    (Bernard V. Vonderschmitt)   the Board

/s/  Willem P. Roelandts    Chief Executive Officer
    (Willem P. Roelandts)  (Principal Executive     June 20, 1996
                            Officer) and Director


/s/  Gordon M. Steel   Senior Vice President of     June 20, 1996
    (Gordon M. Steel)  Finance and Chief
                       Financial Officer
                      (Principal Accounting and
                       Financial Officer)

/s/ Philip T. Gianos   Director                     June 20, 1996
   (Philip T. Gianos)


/s/ John L. Doyle     Director                      June 20, 1996
   (John L. Doyle)